Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Workstream Inc. of our report dated July 28, 2006 relating to the financial statements, which appears in Workstream Inc.’s Annual Report on Form 10-K for the year ended May 31, 2007, as amended.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Ottawa, Ontario
December 20, 2007